Security Information








Security Purchased


CUSIP
ES0127797019


Issuer
EDP RENOVAVEIS SA


Underwriters
Banco Comercial Portugues SA, Banco
Espirito Santo, Caixa Banco de Investimento
SA, Citigroup, Morgan Stanley, UBS, DBSI, JP
Morgan, Merrill Lynch, Santander Central
Hispano, Societe Generale


Years of continuous operation, including predecessors
> 3 years


Ticker
EDPR PL


Is the affiliate a manager or co-manager of offering?
Joint Lead Manager


Name of underwriter or dealer from which purchased
Morgan Stanley


Firm commitment underwriting?
Yes


Trade date/Date of Offering
6/2/2008


Total dollar amount of offering sold to QIBs
 $                                               2,436,896,438


Total dollar amount of any concurrent public offering
 $                                                                  -


Total
 $                                               2,436,896,438


Public offering price
 $                                                           12.43


Price paid if other than public offering price
 N/A


Underwriting spread or commission
 $                                                             0.12


Rating
N/A


Current yield
N/A










Fund Specific Information








Board
Total Share Amount
Purchased
$ Amount of
Purchase
% of Offering
Purchased by the
Fund
Security
Performance^
Fund Performance^
Measurement Date*
DWS Funds







DWS Balanced Fund
DWS
19,306
 $                   240,005
0.01%
-1.91%
-0.41%
6/4/2008
DWS Balanced VIP
DWS
5,874
 $                     73,023
0.00%
-1.91%
-0.42%
6/4/2008
DWS Europe Equity Fund
DWS
57,900
 $                   719,790
0.03%
-1.91%
-1.43%
6/4/2008
DWS International Fund
DWS
541,772
 $
6,735,097
0.28%
-1.91%
-1.15%
6/4/2008
DWS International Select Equity Fund
DWS
93,000
 $
1,156,139
0.05%
-1.91%
-1.13%
6/4/2008
DWS International Select Equity VIP
DWS
80,856
 $
1,005,170
0.04%
-1.91%
-1.08%
6/4/2008
DWS International VIP
DWS
155,162
 $
1,928,913
0.08%
-1.91%
-1.14%
6/4/2008
Total

953,870
 $
11,858,137
0.49%











^The Security and Fund Performance is
calculated based on information provided by State Street Bank.




*If a Fund executed multiple sales of a security, the final sale date is listed. If a Fund still held the security as of the quarter-end, the quarter-end date is listed.